UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

Arrive AI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42645	85-0935006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12175 Visionary Way

Fishers, Indiana 46038

(Address of principal executive offices, including zip code)

(463) 270-0092

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2026, the Company entered into an Equity Distribution Agreement (the “Sales Agreement”) with Maxim Group LLC (“Maxim”), to sell shares of its common stock, par value $0.0002 per share (the “Shares”), having an aggregate offering price of up to $14,967,247, from time to time, through an “at the market offering” program under which Maxim, acting as sales agent, will offer and sell the Shares. The sales, if any, of the Shares made under the Sales Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

The Company will pay Maxim a commission rate equal to 2.5% of the gross sales price from each sale of Shares. The Sales Agreement contains customary representations and warranties and conditions to the sale of the Shares.

The Company is not obligated to sell any of the Shares under the Sales Agreement and may at any time suspend sales thereunder. The Sales Agreement may be terminated by the Company with five days’ notice following six months from the date of the Sales Agreement, or by Maxim with five days’ notice at any time, or earlier under certain circumstances.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-296392) filed by the Company with the SEC and declared effective by the SEC on June 11, 2026 (the “Registration Statement”). The Company will file a prospectus supplement (the “Prospectus Supplement”), dated June 12, 2026, to the Registration Statement with the SEC in connection with the offer and sale of the Shares.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreement and as of specific date, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	No. Description

5.1	Opinion of Lucosky Brookman LLP
10.1	Equity Distribution Agreement, dated June 11, 2026, by and between the Company and Maxim Group LLC
23.1	Consent of Lucosky Brookman LLP (included in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions. Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to known and unknown risks, uncertainties and other important factors, including, without limitation, the risks referred to under the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2025, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the investor relations section of the Arrive AI website at www.arriveai.com. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrive AI Inc.
Dated: June 12, 2026
	By:	/s/ Daniel S. O’Toole
Daniel S. O’Toole
Chief Executive Officer